As filed with the Securities and Exchange Commission on November 25, 2009
Registration No. 333-___________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

FREDERICK’S OF HOLLYWOOD GROUP INC.
(Exact Name of Registrant as Specified in Its Charter)

New York	13-5651322
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1115 Broadway
New York, New York 10010
(212) 798-4700
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Office)

Thomas J. Lynch
Chairman of the Board and Chief Executive Officer
Frederick’s of Hollywood Group Inc.
1115 Broadway
New York, New York 10010
(212) 798-4700
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

David Alan Miller, Esq.
Jeffrey M. Gallant, Esq.
Graubard Miller
405 Lexington Avenue, 19th Floor
New York, New York  10174
Telephone:  (212) 818-8800
Fax:  (212) 818-8881

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per unit(1)(2)	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee(3)
Common stock, par value $.01 per share	-	-	-	-
Preferred stock, par value $.01 per share	-	-	-	-
Warrants	-	-	-	-
Debt Securities	-	-	-	-
Units	-	-	-	-
Total			$12,000,000	$669.60

(1)
Omitted pursuant to General Instruction II.D of Form S-3 and Rule 457(o) promulgated under the Securities Act of 1933, as amended.  The proposed amount to be registered, maximum offering price per unit and maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(2)
This registration statement covers such indeterminate number of shares of common stock and preferred stock, such indeterminate number of warrants and units and such indeterminate principal amount of debt securities of the registrant as have an aggregate initial offering price not to exceed $12,000,000. Any of the securities registered hereunder may be sold separately, or as units of other securities registered hereby. The securities registered hereunder are to be issued from time to time at prices to be determined. The securities registered hereunder also include such indeterminate number of securities registered hereby as may be issued upon conversion or exchange of preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)	Calculated pursuant to Rule 457(o) promulgated under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated November 25, 2009

Prospectus

Frederick’s of Hollywood Group Inc.

$12,000,000

Common Stock, Preferred Stock, Warrants, Debt Securities and Units

By this prospectus, we may offer and sell from time to time, in one or more offerings, shares of our common stock and preferred stock, warrants, debt securities and units comprised of any of the foregoing, at an aggregate initial offering price not to exceed $12,000,000.  The debt securities that we may offer may consist of senior debt securities or subordinated debt securities, in each case consisting of notes or other evidence of indebtedness in one or more series.  The warrants that we may offer will consist of warrants to purchase common stock or preferred stock.  The securities offered under this prospectus may be offered separately, together, or in separate series, and in amounts, at prices and on terms to be determined at the time of sale.  We will provide the specific terms of these securities in supplements to this prospectus.  You should read this prospectus and any supplements carefully before you invest.

We expect to use the net proceeds from the sale of the securities offered hereby to fund working capital, capital expenditures, acquisitions, operating losses and other general corporate purposes.

Our common stock is listed for trading on the NYSE Amex under the symbol “FOH.”  On November 23, 2009, the last reported sale price of our common stock was $1.19.  As of November 23, 2009, the aggregate market value of our outstanding voting and nonvoting equity held by non-affiliates was $7,544,912.  As of the date hereof, none of our securities had been offered pursuant to General Instruction I.B.6 of Form S-3 during the preceding 12 months.

Investing in our securities involves a high degree of risk.  See the section entitled “Risk Factors” appearing on page 2 in this prospectus and elsewhere in any supplements for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate the sale of any securities unless accompanied by a prospectus supplement relating to the securities offered.

The date of this prospectus is _______, 2009

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
RISK FACTORS	2
FORWARD-LOOKING STATEMENTS	2
USE OF PROCEEDS	2
DESCRIPTION OF CAPITAL STOCK	2
DESCRIPTION OF WARRANTS	7
DESCRIPTION OF DEBT SECURITIES	8
DESCRIPTION OF UNITS	15
PLAN OF DISTRIBUTION	16
LEGAL MATTERS	17
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS	17
WHERE YOU CAN FIND MORE INFORMATION	18

You should rely only on the information contained or incorporated by reference in this prospectus.  We have not authorized anyone to provide you with different information.  We are not making an offer of these securities in any state where the offer is not permitted.

i

PROSPECTUS SUMMARY

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process.  Under this shelf process, we may, from time to time, sell or issue any of the combination of securities described in this prospectus in one or more offerings with a maximum aggregate offering price of up to $12,000,000.

This prospectus provides you with a general description of the securities we may offer.  Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  The prospectus supplement may also add, update or change information contained in this prospectus.  You should read both this prospectus and any prospectus supplement, together with the additional information described below under the heading “Where You Can Find More Information.”

You should not assume that the information appearing in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.  You should not assume that the information contained in the documents incorporated by reference in this prospectus is accurate as of any date other than the respective dates of those documents.  Our business, financial condition, results of operations, and prospects may have changed since that date.

References in this prospectus to “Frederick’s of Hollywood Group Inc.,” “the Company,” “we,” “us” and “our” refer to Frederick’s of Hollywood Group Inc., a New York corporation, and its subsidiaries.

Company Overview

Frederick’s of Hollywood Group Inc. is a New York corporation incorporated on April 10, 1935.  On January 28, 2008, we consummated a merger with FOH Holdings, Inc., a privately-held Delaware corporation (“FOH Holdings”).  As a result of the transaction, FOH Holdings became our wholly-owned subsidiary.  FOH Holdings is the parent company of Frederick’s of Hollywood, Inc.  Upon consummation of the merger, we changed our name from Movie Star, Inc. to Frederick’s of Hollywood Group Inc.

As a merged company, we conduct our business through two operating divisions that represent two distinct business reporting segments:  the multi-channel retail division and the wholesale division.  We believe this method of segment reporting reflects both the way our business segments are managed and the way each segment’s performance is evaluated.  The retail segment includes our retail stores, catalog and website operations.  The wholesale segment includes our wholesale operations in the United States and Canada.

Through our multi-channel retail division, we sell women’s intimate apparel and related products under our proprietary Frederick’s of Hollywood® brand exclusively through our predominantly mall-based specialty retail stores in the United States, which we refer to as “Stores,” and through our catalog and website at www.fredericks.com, which we refer to collectively as “Direct.”  As of July 25, 2009, we operated 130 Frederick’s of Hollywood stores nationwide and during fiscal year 2009 mailed approximately 17.6 million catalogs.  For the fiscal year ended July 25, 2009, our retail division generated approximately $142 million, or 80%, of our net sales, comprised of approximately $90 million of net sales from Stores and $52 million from Direct.

Through our wholesale division, we design, manufacture, source, distribute and sell women’s intimate apparel to mass merchandisers, specialty and department stores, discount retailers, national and regional chains, and direct mail catalog marketers throughout the United States and Canada.  For the fiscal year ended July 25, 2009, our wholesale division generated approximately $34.5 million of net sales, which represented approximately 20% of our net sales for fiscal year 2009.

Corporate Information

Our principal executive offices are located at 1115 Broadway, New York, New York 10010 and our telephone number is (212) 798-4700.  Our retail division corporate office is located at 6255 Sunset Boulevard, Los Angeles, California 90028 and its telephone number is (323) 466-5151.  Our retail website is www.fredericks.com and our corporate website is www.fohgroup.com.  We do not intend for information contained in our websites to be a part of this prospectus.For a full discussion of our business, potential investors are urged to read our SEC filings, including our Annual Report on Form 10-K, as amended, for the fiscal year ended July 25, 2009.

RISK FACTORS

Any investment in our securities involves a high degree of risk.  Potential investors are urged to read and consider the risk factors relating to an investment in our company set forth in our SEC filings, including our Annual Report on Form 10-K, as amended, for the fiscal year ended July 25, 2009.

FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus and incorporated by reference herein are forward-looking statements that relate to possible future events, our future performance and our future operations.  In some cases, you can identify these forward-looking statements by the use of words such as “may,” “will,” “should,” “anticipates,” “believes,” “expects,” “plans,” “future,” “intends,” “could,” “estimate,” “predict,” “potential,” “continue,” or the negative of these terms or other similar expressions.  These statements are only our predictions.  We cannot guarantee future results, levels of activities, performance or achievements.  Our actual results could differ materially from these forward-looking statements for many reasons, including the risks described from time to time in our SEC filings and those risks identified under sections entitled “Risk Factors” in any prospectus supplement.  We are under no duty to update or revise any of the forward-looking statements or risk factors to conform them to actual results or to changes in our expectations.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, the net proceeds from the sale of the securities offered hereby will be used to fund working capital, capital expenditures, acquisitions, operating losses and other general corporate purposes.

DESCRIPTION OF CAPITAL STOCK

The following description of the material terms our common stock and preferred stock is not complete and is subject to and qualified in its entirety by reference to our restated certificate of incorporation and bylaws, which we have filed with the SEC, and the New York Business Corporation Law.  For information on how to obtain copies of our restated certificate of incorporation and bylaws, see “Where You Can Find Additional Information.”

Common Stock

We are authorized to issue up to 200,000,000 shares of common stock, $0.01 par value per share. As of November 23, 2009, there were 26,418,185 shares of common stock outstanding, and an additional 4,376,534 shares of common stock were issuable upon exercise or conversion of outstanding warrants, options and convertible preferred stock.  Holders of our common stock are entitled to receive dividends as may be declared by our board of directors from funds legally available for these dividends. Upon liquidation, holders of shares of common stock are entitled to a pro rata share in any distribution available to holders of common stock.  Holders of our common stock have one vote per share on each matter to be voted on by shareholders, but are not entitled to vote cumulatively.  Holders of our common stock have no preemptive rights.  Our common stock is subject to the express terms of our preferred stock and any series thereof.  All of our outstanding shares of common stock are, and any shares of common stock, when validly issued, will be, fully-paid and non-assessable.

Preferred Stock

We are authorized to issue up to 10,000,000 shares of preferred stock, $0.01 par value per share. As of November 17, 2009, there were 3,629,325 shares of preferred stock outstanding.  The shares of preferred stock have such designations, preferences and dividend, conversion, cumulative, relative, participating, optional and other rights, including voting rights, qualifications, limitations and restrictions, as our board of directors shall determine from time to time.  The board may increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not above the total number of authorized shares of preferred stock or below the number of shares of such series then outstanding.  Any shares of preferred stock, when validly issued, will be fully paid and non-assessable.  The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisition and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or discourage a third party from acquiring, a majority of our outstanding common stock.  Our board of directors may issue preferred stock with voting and conversion rights that could adversely affect the voting power of the holders of our common stock or holders of other series of preferred stock.

The following outlines some of the general terms and provisions of the preferred stock that we may issue from time to time.  A prospectus supplement will describe the particular terms of any preferred stock we may offer and may supplement or modify the terms summarized below.  The following description, and any description of the series of preferred stock included in a prospectus supplement, may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the certificate of amendment to our certificate of incorporation relating to that series of preferred stock, which we will file with the SEC in connection with the any offering of preferred stock.

General

If we offer a series of preferred stock, we will describe the specific terms of that series in a prospectus supplement, including:

•	the title of the series of preferred stock and the number of shares offered;

•	the price at which the preferred stock will be issued;

•	the dividend rate, if any, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

•	the voting rights of the preferred stock;

•	whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

•	whether the preferred stock is convertible into any other securities, and the terms and conditions of any such conversion;

•	the liquidation preference of the preferred stock; and

•	any additional rights, preferences and limitations of the preferred stock.

Series A Preferred Stock

On January 23, 2008, our shareholders approved an amendment to our certificate of incorporation designating 10,000,000 shares of our authorized preferred stock as Series A 7.5% Convertible Preferred Stock (“Series A Preferred Stock”).  As of November 23, 2009, 3,629,325 shares of Series A Preferred Stock were outstanding.  All of the outstanding shares of Series A Preferred Stock are fully-paid and non-assessable.  The following description of the Series A Preferred Stock is not complete and is subject to and qualified in its entirety by reference to our restated certificate of incorporation.

Dividends.  Holders of Series A Preferred Stock, in preference to the holders of common stock or any other junior securities, are entitled to receive, when, as and if declared by our board of directors, but only out of funds that are legally available therefor, cumulative dividends at the rate of 7.5% per annum of the sum of the original issue price (or $2.0665 per share for the outstanding shares of Series A Preferred Stock) and any accumulated and unpaid dividends thereon on each outstanding share of Series A Preferred Stock.  Such dividends are payable in additional shares of Series A Preferred Stock or in cash, at our option, only when, as and if declared by our board of directors and are payable in arrears in equal amounts (with the first payment to be prorated based on the actual issue date) on the tenth business day after the end of each of our fiscal quarters of each year.  As of July 25, 2009, the outstanding shares of Series A Preferred Stock had accrued dividends of $865,000.

Liquidation preference.  In the event that we are a party to an acquisition or asset transfer or upon any liquidation, dissolution, or winding up, whether voluntary or involuntary, before any distribution or payment will be made to the holders of any securities junior to the Series A Preferred Stock, subject to the right of any series of preferred stock that may from time to time come into existence, the holders of Series A Preferred Stock will be paid out of the proceeds of such acquisition or asset transfer or the assets legally available for distribution for each share of Series A Preferred Stock held by them, the greater of (i) the amount equal to the original issue price of the Series A Preferred Stock plus all accumulated but unpaid dividends on the Series A Preferred Stock or (ii) the amount of cash, securities or other property to which such holder would be entitled to receive in the event of a liquidation, dissolution or winding up with respect to such shares if such shares had been converted to common stock immediately prior to such event.

Conversion by Holder.  Holders of our Series A Preferred Stock may convert their shares of Series A Preferred Stock at any time into fully-paid and non-assessable shares of our common stock.  The number of shares of our common stock to which a holder of our Series A Preferred Stock is entitled upon conversion is equal to the product obtained by multiplying the conversion rate then in effect by the number of shares of Series A Preferred Stock being converted.  The conversion rate is determined by dividing the original issue price of the Series A Preferred Stock by the product of 1.2 multiplied by the conversion price.  As of July 25, 2009, the outstanding shares of Series A Preferred Stock were convertible at any time at the option of the holders into an aggregate of 1,512,219 shares of common stock.

Conversion Price.  The conversion price for our Series A Preferred Stock is equal to the original issue price for the Series A Preferred Stock, subject to adjustments for (i) stock splits of our common stock, (ii) combinations of our common stock into a smaller aggregate number, (iii) dividends paid or distributions made on our common stock without a corresponding dividend paid or distribution made to holders of our Series A Preferred Stock or (iv) other specified changes in our capitalization.

Anti-Dilution.  In addition to the proportional adjustments for stock dividends, stock splits and other similar changes in our capitalization, the conversion price is also subject to an anti-dilution adjustment in the event of issuances of our common stock (or securities convertible into common stock) without consideration or at a price below the then effective conversion price of the Series A Preferred Stock.  The conversion price will not be adjusted for (i) shares of common stock issued upon conversion of the Series A Preferred Stock, (ii) common stock or convertible securities issued to our employees, directors or advisors pursuant to stock option plans or other arrangements approved by our board of directors, (iii) common stock issued pursuant to the exercise of convertible securities outstanding on the date of issuance of the Series A Preferred Stock, (iv) common stock or convertible securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination, (v) common stock issued pursuant to any debt refinancing with a financial institution or equipment or real property leasing we may choose to enter into, (vi) common stock or convertible securities issued to third-party service providers in exchange for or as partial consideration for services rendered to us or (vii) common stock or convertible securities issued in connection with strategic transactions involving us and other entities, including (A) joint ventures, manufacturing, marketing or distribution arrangements or (B) technology transfer or development arrangements; provided that the issuance of shares therewith has been approved by our board of directors.

Automatic Conversion.  Upon the occurrence of any liquidation, dissolution, or winding up of our company, in which the amount of cash, securities or other property a holder of the Series A Preferred Stock would be entitled to receive is greater than the amount equal to the original issue price plus all accumulated but unpaid dividends on the Series A Preferred Stock, each share of our Series A Preferred Stock will automatically be converted into fully-paid and non-assessable shares of our common stock, based on the then-effective conversion price and in an amount immediately prior to such liquidation, dissolution, or winding up.

Redemption.  On the later to occur of (A) January 7, 2010 and (B) the six-month anniversary of the maturity date (or any extensions thereof) of our credit facility, we will be required to redeem all of our then outstanding Series A Preferred Stock by paying in cash in exchange for the shares of Series A Preferred Stock to be redeemed on such date a sum equal to the original issue price per share of Series A Preferred Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like after the filing date hereof) plus accumulated but unpaid dividends with respect to such shares; provided, that if, on the 60th day prior to the date of redemption, the current market value (or the fair market value as determined in good faith by our board of directors in the event that the common stock is not publicly traded on the NYSE Amex or other national securities exchange) is greater than the original issue price (as adjusted for stock dividends, combinations, splits, recapitalizations and the like) plus accumulated and unpaid dividends with respect to such shares, then all of our outstanding shares of Series A Preferred Stock shall be automatically converted to our common stock on the date of redemption. At least 30 days but no more than 60 days prior to the redemption date, we will send a notice of redemption to all holders of Series A Preferred Stock. There is no restriction on the redemption of Series A Preferred Stock due to any arrearage in the payment of dividends.

Voting Rights.  Each holder of shares of our Series A Preferred Stock is entitled to the number of votes equal to the number of shares of our common stock into which such shares of Series A Preferred Stock could be converted.  Holders of our Series A Preferred Stock vote together with the common stock at any annual or special meeting of the shareholders and not as a separate class, and may act by written consent in the same manner as our common stock; provided, however, that for so long as any shares of Series A Preferred Stock remain outstanding, the vote or written consent of the holders of at least a majority of such shares will be necessary for effecting or validating the following actions:

•
any amendment, alteration, or repeal of any provision of our certificate of incorporation that alters or changes the voting or other powers, preferences, or other special rights, privileges or restrictions of our Series A Preferred Stock so as to affect the holders adversely; or

•
any authorization or any designation, whether by reclassification or otherwise, of any new class or series of stock or any other securities convertible into equity securities ranking on a parity with or senior to the Series A Preferred Stock in right of redemption, liquidation preference, voting or dividend rights or any increase in the authorized or designated number of any such new class or series.

Anti-Takeover Provisions

Some provisions of New York law, our certificate of incorporation and our bylaws may have the effect of delaying, deferring or discouraging another party from acquiring control of us.

New York Law

We are subject to Section 912 of the New York Business Corporation Law, or the NYBCL, which regulates, subject to some exceptions, acquisitions of New York corporations.  In general, Section 912 prohibits us from engaging in a “business combination” with an “interested shareholder” for a period of five years following the date the person becomes an interested shareholder, unless:

•	our board of directors approved the business combination or the transaction in which the person became an interested shareholder prior to the date the person attained this status;

•
the holders of a majority of our outstanding voting stock not beneficially owned by such interested shareholder approved such business combination at a meeting called for such purpose no earlier than five years after such interested shareholder attained his status; or

•	the business combination meets certain valuation requirements.

Section 912 defines a ‘‘business combination’’ to include, among others:

•	any merger or consolidation involving us and the interested shareholder;

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition to the interested shareholder of 10% or more of our assets;

•	the issuance or transfer by us of 5% or more of our outstanding stock to the interested shareholder, subject to certain exceptions;

•	the adoption of any plan or proposal for our liquidation or dissolution pursuant to any agreement with the interested shareholder;

•	any transaction involving us that has the effect of increasing the proportionate share of our stock owned by the interested shareholder; and

•	the receipt by the interested shareholder of the benefit of any loans, advances, guarantees, pledges, or other financial benefits provided by or through us.

In general, Section 912 defines an “interested shareholder” as any shareholder who beneficially owns, directly or indirectly, 20% or more of the outstanding voting stock of a corporation or who is an affiliate or associate of such corporation and at any time within the five-year period prior to the time of determination of interested shareholder status did own 20% or more of the then outstanding voting stock of the corporation.

Certificate of Incorporation and Bylaws

Our certificate of incorporation and bylaws provide that:

•	our board of directors is expressly authorized to adopt, alter, amend or repeal our bylaws;

•
in general, shareholders may not call special meetings of the shareholders or fill vacancies on the board of directors, except that shareholders owning not less than 25% of the outstanding shares of our common stock entitled to vote at an election of directors may call special meetings; and

•
we will indemnify officers and directors against losses that may be incurred by investigations and legal proceedings resulting from their services to us, which may include services in connection with takeover defense measures.

Further, we may issue up to 10,000,000 shares of preferred stock (less the number of outstanding shares of Series A Preferred Stock) in one or more series with such rights, limitations and restrictions, including dividend rights, dividend rates, terms of redemption, conversion rights and liquidation preferences, as may be determined in the board’s sole discretion.  We could issue shares of preferred stock in addition to our Series A Preferred Stock (within the limits imposed by applicable law) that could, depending on the terms of such series, make it more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or other means.

Registration Rights Agreement

In connection with the consummation of our merger with FOH Holdings, we entered into a registration rights agreement with Fursa Alternative Strategies LLC (on its behalf and on behalf of certain accounts it manages), Tokarz Investments, LLC and TTG Apparel LLC.

Subject to the specific conditions, these holders will each be allowed to request that we prepare a registration statement with respect to an underwritten offering of their shares of our common stock up to two times.  In connection with any such requested registration, we will select the underwriters for such registration, subject to the reasonable consent of the requesting party, and we may preempt such a demand to register shares if we elect to effect an underwritten primary registration in lieu thereof.

The holders will also be allowed to include their shares of our common stock on registration statements effected by us pursuant to certain of “piggyback” registration rights.

Listing on the NYSE Amex

Our common stock is listed on the NYSE Amex under the symbol “FOH.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, 59 Maiden Lane, Plaza Level, New York, New York 10038 and can be reached at (800) 937-5449.  The transfer agent and registrar for any series of preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock or preferred stock, or any combination of these securities.  Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities.  Warrants may be issued individually or in series under separate warrant agreements to be entered into between a warrant agent and us.  The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The following outlines some of the general terms and provisions of the warrants that we may issue from time to time.  A prospectus supplement will describe the particular terms of any warrants we may offer and may supplement or modify the terms summarized below.  The following description, and any description of the warrants included in a prospectus supplement, may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement and/or form of warrant, which we will file with the SEC in connection with any offering of warrants.

General

The prospectus supplement relating to a particular issue of warrants exercisable for common stock or preferred stock will describe the terms of the common stock warrants and preferred stock warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares and price of common stock or preferred stock that may be purchased upon exercise of a warrant;

•	the dates on which the right to exercise the warrants commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information relating to book-entry procedures, if any;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the principal amount of debt securities or shares of common stock or preferred stock being offered.  Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement.  After the close of business on the expiration date, unexercised warrants will be void.  Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

Until a holder exercises the warrants to purchase any securities underlying the warrants, the holder will not have any rights as a holder of the underlying securities by virtue of ownership of warrants.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt.  We will issue the senior debt securities and the subordinated debt securities under separate indentures between us, as issuer, and the trustee or trustees identified in a prospectus supplement.  The indentures will be qualified under the Trust Indenture Act of 1939.  Unless the context requires otherwise, whenever we refer to the indentures, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.  Further information regarding the trustee may be provided in a prospectus supplement.

The following outlines some of the general terms and provisions of the debt securities that we may issue from time to time.  A prospectus supplement will describe the particular terms of any debt securities we may offer and may supplement or modify the terms summarized below.  The following description, and any description of the debt securities included in a prospectus supplement, may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable indenture. We have filed forms of indentures as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

General

Within the total dollar amount of this shelf registration statement, we may issue an unlimited principal amount of debt securities in separate series.  We may specify a maximum aggregate principal amount for the debt securities of any series.  The debt securities will have terms that are consistent with the indentures. Senior debt securities will be unsubordinated obligations and will rank equal with all our other unsubordinated debt.  Subordinated debt securities will be paid only if all payments due under our senior indebtedness, including any outstanding senior debt securities, have been made.

The indentures might not limit the amount of other debt that we may incur or whether that debt is senior to the debt securities offered by this prospectus, and might not contain financial or similar restrictive covenants.  The indentures might not contain any provision to protect holders of debt securities against a sudden or dramatic decline in our ability to pay our debt.

The prospectus supplement will describe the debt securities and the price or prices at which we will offer the debt securities.  The description may include:

•	the title and form of the debt securities;

•	any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

•
the date or dates on which we must repay the principal, the maturity date and the principal amount due at maturity and whether the securities will be offered at a price such that they will be deemed an “original issue discount”;

•	the person to whom any interest on a debt security of the series will be paid;

•	the rate or rates at which the debt securities will bear interest;

•	if any, the date or dates from which interest will accrue, and the dates on which we must pay interest;

•	the place or places where we must pay the principal and any premium or interest on the debt securities;

•	the terms and conditions on which we may redeem any debt security, if at all;

•	any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

•	the denominations in which we may issue the debt securities;

•	the currency in which we will pay the principal of and any premium or interest on the debt securities;

•	whether the interest is payable in property other than cash, including in securities of ours, or by increasing the principal amount of the debt securities;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

•
whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•	if applicable, that the debt securities are defeasible and the terms of such defeasance;

•	if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, shares of our debt securities, preferred stock or common stock or other securities or property;

•	whether we will issue the debt securities in the form of one or more global securities and, if so, the respective depositaries for the global securities and the terms of the global securities;

•	the subordination provisions that will apply to any subordinated debt securities;

•
any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable;

•	any addition to or change in the covenants in the indentures; and

•	any other terms of the debt securities not inconsistent with the applicable indentures.

We may sell the debt securities at a substantial discount below their stated principal amount.  We will describe U.S. federal income tax considerations, if any, applicable to debt securities sold at an original issue discount in the prospectus supplement.  An “original issue discount security” is any debt security sold for less than its face value, and which provides that the holder cannot receive the full face value if maturity is accelerated.  The prospectus supplement relating to any original issue discount securities will describe the particular provisions relating to acceleration of the maturity upon the occurrence of an event of default.  In addition, we will describe U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency or unit other than U.S. dollars in the prospectus supplement.

Conversion and Exchange Rights

The prospectus supplement will describe, if applicable, the terms on which you may convert debt securities into or exchange them for debt securities, preferred stock and common stock or other securities or property.  The conversion or exchange may be mandatory or may be at our option or at your option.  The prospectus supplement will describe how the amount of debt securities, number of shares of preferred stock and common stock or other securities or property to be received upon conversion or exchange would be calculated.

Subordination of Subordinated Debt Securities

The indebtedness underlying any subordinated debt securities will be payable only if all payments due under our senior indebtedness, as defined in the applicable indenture and any indenture supplement, including any outstanding senior debt securities, have been made.  If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior indebtedness before we pay the principal of, or any premium or interest on, the subordinated debt securities.  In the event the subordinated debt securities are accelerated because of an event of default, we may not make any payment on the subordinated debt securities until we have paid all senior indebtedness or the acceleration is rescinded.  If the payment of subordinated debt securities accelerates because of an event of default, we must promptly notify holders of senior indebtedness of the acceleration.

If we experience a bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors.  The indenture for subordinated debt securities may not limit our ability to incur additional senior indebtedness.

Form, Exchange and Transfer

We will issue debt securities only in fully registered form, without coupons, and only in denominations of $1,000 and integral multiples thereof, unless the prospectus supplement provides otherwise.  The holder of a debt security may elect, subject to the terms of the indentures and the limitations applicable to global securities, to exchange them for other debt securities of the same series of any authorized denomination and of similar terms and aggregate principal amount.

Holders of debt securities may present them for exchange as provided above or for registration of transfer, duly endorsed or with the form of transfer duly executed, at the office of the transfer agent we designate for that purpose.  We will not impose a service charge for any registration of transfer or exchange of debt securities, but we may require a payment sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange.  We will name the transfer agent in the prospectus supplement.  We may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place where we will make payment on debt securities.

If we redeem the debt securities, we will not be required to issue, register the transfer of or exchange any debt security during a specified period prior to mailing a notice of redemption.  We are not required to register the transfer of or exchange of any debt security selected for redemption, except the unredeemed portion of the debt security being redeemed.

Global Securities

The debt securities may be represented, in whole or in part, by one or more global securities that will have an aggregate principal amount equal to that of all debt securities of that series.  Each global security will be registered in the name of a depositary identified in the prospectus supplement.  We will deposit the global security with the depositary or a custodian, and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer.

No global security may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than the depositary or any nominee or successor of the depositary unless:

•	the depositary is unwilling or unable to continue as depositary; or

•	the depositary is no longer in good standing under the Exchange Act or other applicable statute or regulation.

The depositary will determine how all securities issued in exchange for a global security will be registered.

As long as the depositary or its nominee is the registered holder of a global security, we will consider the depositary or the nominee to be the sole owner and holder of the global security and the underlying debt securities.  Except as stated above, owners of beneficial interests in a global security will not be entitled to have the global security or any debt security registered in their names, will not receive physical delivery of certificated debt securities and will not be considered to be the owners or holders of the global security or underlying debt securities.  We will make all payments of principal, premium and interest on a global security to the depositary or its nominee.  The laws of some jurisdictions require that some purchasers of securities take physical delivery of such securities in definitive form.  These laws may prevent you from transferring your beneficial interests in a global security.

Only institutions that have accounts with the depositary or its nominee and persons that hold beneficial interests through the depositary or its nominee may own beneficial interests in a global security.  The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.  Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or any such participant.

The policies and procedures of the depositary may govern payments, transfers, exchanges and other matters relating to beneficial interests in a global security.  We and the trustee will assume no responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security.

Payment and Paying Agents

We will pay principal and any premium or interest on a debt security to the person in whose name the debt security is registered at the close of business on the regular record date for such interest.

We will pay principal and any premium or interest on the debt securities at the office of our designated paying agent.  Unless the prospectus supplement indicates otherwise, the corporate trust office of the trustee will be the paying agent for the debt securities.

Any other paying agents we designate for the debt securities of a particular series will be named in the prospectus supplement.  We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place of payment for the debt securities.

The paying agent will return to us all money we pay to it for the payment of the principal, premium or interest on any debt security that remains unclaimed for a specified period.  Thereafter, the holder may look only to us for payment, as an unsecured general creditor.

Consolidation, Merger and Sale of Assets

Under the terms of the indentures, so long as any securities remain outstanding, we may not consolidate or enter into a share exchange with or merge into any other person, in a transaction in which we are not the surviving corporation, or sell, convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

•	the successor assumes our obligations under the debt securities and the indentures; and

•	we meet the other conditions described in the indentures.

Events of Default

Each of the following will constitute an event of default under each indenture:

•	failure to pay any interest on any debt security when due, for more than a specified number of days past the due date;

•	failure to pay any principal or deposit any sinking fund payment when due;

•
failure to perform any covenant or agreement in the indenture that continues for a specified number of days after written notice has been given by the trustee or the holders of a specified percentage in aggregate principal amount of the debt securities of that series;

•	events of bankruptcy, insolvency or reorganization; and

•	any other event of default specified in the prospectus supplement.

If an event of default occurs and continues, both the trustee and holders of a specified percentage in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be immediately due and payable.  The holders of a majority in aggregate principal amount of the outstanding securities of that series may rescind and annul the acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived.

Except for its duties in case of an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity.  If they provide this indemnification and subject to conditions specified in the applicable indenture, the holders of a majority in aggregate principal amount of the outstanding securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of a debt security of any series may institute any proceeding with respect to the indentures, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

•	the holder has previously given the trustee written notice of a continuing event of default;

•
the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series have made a written request upon the trustee, and have offered reasonable indemnity to the trustee, to institute the proceeding;

•	the trustee has failed to institute the proceeding for a specified period of time after its receipt of the notification; and

•
the trustee has not received a direction inconsistent with the request within a specified number of days from the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series.

Modification and Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture; and

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of notes may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected.  However, we and the trustee may only make the following changes with the consent of the holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of notes;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption, of any debt securities; or

•	reducing the percentage of debt securities the holders of which are required to consent to any amendment.

The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to debt securities of that series, except a default in the payment of principal, premium or interest on any debt security of that series or in respect of a covenant or provision of the indenture that cannot be amended without each holder’s consent.

Except in limited circumstances, we may set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indentures.  In limited circumstances, the trustee may set a record date.  To be effective, the action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date.

Defeasance

To the extent stated in the prospectus supplement, we may elect to apply the provisions in the indentures relating to defeasance and discharge of indebtedness, or to defeasance of restrictive covenants, to the debt securities of any series.  The indentures provide that, upon satisfaction of the requirements described below, we may terminate all of our obligations under the debt securities of any series and the applicable indenture, known as legal defeasance, other than our obligation:

•	to maintain a registrar and paying agents and hold monies for payment in trust;

•	to register the transfer or exchange of the notes; and

•	to replace mutilated, destroyed, lost or stolen notes.

In addition, we may terminate our obligation to comply with any restrictive covenants under the debt securities of any series or the applicable indenture, known as covenant defeasance.

We may exercise our legal defeasance option even if we have previously exercised our covenant defeasance option.  If we exercise either defeasance option, payment of the notes may not be accelerated because of the occurrence of events of default.

To exercise either defeasance option as to debt securities of any series, we must irrevocably deposit in trust with the trustee money and/or obligations backed by the full faith and credit of the United States that will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants to pay the principal of, premium, if any, and each installment of interest on the debt securities.  We may only establish this trust if, among other things:

•	no event of default shall have occurred or be continuing;

•
in the case of legal defeasance, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which in the opinion of our counsel, provides that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

•
in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and

•	we satisfy other customary conditions precedent described in the applicable indenture.

Notices

We will mail notices to holders of debt securities as indicated in the prospectus supplement.

Title

We may treat the person in whose name a debt security is registered as the absolute owner, whether or not such debt security may be overdue, for the purpose of making payment and for all other purposes.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF UNITS

We may offer units comprised of any of the other securities described in this prospectus in any combination.  Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.  Thus, the holder of a unit will have the rights and obligations of a holder of each included security.  The units may be issued under unit agreements to be entered into between us and a bank or trust company, as unit agent, as detailed in the prospectus supplement relating to units being offered.

The following outlines some of the general terms and provisions of the units that we may issue from time to time.  A prospectus supplement will describe the particular terms of any units we may offer and may supplement or modify the terms summarized below.  The following description, and any description of the units included in a prospectus supplement, may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable unit agreement and/or form of unit, which we will file with the SEC in connection with any offering of units.

General

The prospectus supplement relating to a particular issue of units will describe the terms of those units and the price or prices at which we will offer the units.  The description may include:

•
the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of the unit agreement, if any, governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units;

•	a discussion of material federal income tax considerations, if applicable; and

•	information relating to book-entry procedures, if any.

PLAN OF DISTRIBUTION

We may sell or issue the shelf securities from time to time in any one or more of the following ways:

•	through underwriters or dealers;

•	through agents; or

•	directly to a limited number of purchasers or to a single purchaser.

Registration of the shelf securities covered by this prospectus does not mean, however, that those securities will necessarily be offered or sold.  For each offering of securities hereunder, we will describe the method of distribution of such securities, among other things, in a prospectus supplement.  A prospectus supplement will set forth the terms of the offering of the shelf securities, including:

•	the name or names of any underwriters and the respective amounts of any securities underwritten or purchased by each of them;

•	the name or names of any person or persons to whom we sell or issue any securities;

•	the initial public offering price and the proceeds we will receive;

•	any discounts, commissions or concessions allowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Only underwriters named in the prospectus supplement are deemed to be underwriters in connection with the shelf securities offered.

If underwriters are used in the sale of any shelf securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.  Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities if any are purchased.  Any initial public offering price and any discounts or concessions allowed or paid to dealers may be changed from time to time.

The shelf securities may be sold or issued directly by us or through agents designated by us from time to time.  Any agent involved in the offer or sale of the securities in respect of which a prospectus supplement is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement.  Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by institutional investors, such as commercial banks and investment companies, to purchase the shelf securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.  The conditions to these contracts and the commissions payable for solicitation of the contracts will be set forth in the applicable prospectus supplement.

We may offer our common stock into an existing trading market on the terms described in the prospectus supplement relating thereto.  Underwriters, dealers, and agents who participate in any such at-the-market offerings will be described in the prospectus supplement relating thereto.

We may issue shelf securities directly to service providers or suppliers in payment of outstanding invoices.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8.0% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the agents or underwriters may be required to make in respect of their liabilities.  Agents and underwriters may be our customers, engage in transactions with us, or perform services for us in the ordinary course of business.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market.  These transactions may include over allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering.  The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions.  These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher then the price that might otherwise prevail in the open market.  If commenced, these activities may be discontinued at any time.

Any underwriters who are qualified market makers may engage in passive market making transactions in the securities in accordance with Rule 103 of Regulation M.

Unless otherwise specified in the applicable prospectus supplement, securities offered under this prospectus will be a new issue and, other than the common stock, which is quoted on the NYSE Amex, will have no established trading market. We may elect to list any other class or series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or a foreign securities exchange. No assurance can be given as to the liquidity of the trading market for any of the securities.

We will bear all costs, expenses and fees associated with the registration of the shares of common stock.

LEGAL MATTERS

The validity of the securities offered will be passed on for us by our counsel, Graubard Miller, New York, New York.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended July 25, 2009 have been so incorporated in reliance on the reports of MHM Mahoney Cohen CPAs (The New York Practice of Mayer Hoffman McCann P.C.) and 25 MAD LIQUIDATION CPA, P.C. (formerly known as Mahoney Cohen & Company, CPA, P.C.), each an independent registered public accounting firm, with respect to the fiscal year given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. In addition, we make available on or through our corporate web site copies of these reports as soon as reasonably practicable after we electronically file or furnish them to the SEC. Our corporate web site can be found at www.fohgroup.com.

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents.  Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any information that we file after the date of this prospectus with the SEC will automatically update and supersede the information contained in this prospectus.  This prospectus incorporates by reference our documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until all of the securities are sold.

•	Our Annual Report on Form 10-K for the year ended July 25, 2009.

•	Amendment No. 1 to our Annual Report on Form 10-K on Form 10-K/A for the year ended July 25, 2009

•	Our Current Report on Form 8-K dated October 23, 2009.

•	Our Definitive Proxy Statement on Schedule 14A dated March 17, 2009.

•
The description of our common stock contained in our Registration Statement on Form S-14 (File No. 2-70365), filed with the SEC pursuant to Section 12(b) of the Exchange Act, including any amendment(s) or report(s) filed for the purpose of updating such description.

Any statement contained in a document filed before the date of this prospectus and incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.  Any information that we file after the date of this prospectus with the SEC will automatically update and supersede the information contained in this prospectus.  Notwithstanding the foregoing, we are not incorporating any document or portion thereof or information deemed to have been furnished and not filed in accordance with SEC rule.

Potential investors may obtain a copy of any of our SEC filings, excluding exhibits, without charge, by written or oral request directed to Frederick’s of Hollywood Group Inc., Attention: Thomas Rende, 1115 Broadway, New York, New York 10010.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses in connection with the sale of the securities being registered hereby, are as follows:

SEC registration fee	$669.60
Legal fees and expenses	10,000.00
Accounting fees and expenses	2,000.00
Miscellaneous expenses	2,330.40
Total	$15,000.00

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our certificate of incorporation provides that we shall, to the fullest extent permitted by Article 7 of the New York Business Corporation Law (“NYBCL”), indemnify any and all persons whom we shall have power to indemnify under said Article.

Section 722(a) of the NYBCL provides that a corporation may indemnify any person made, or threatened to be made, a party to any action or proceeding (other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney’s fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

Section 722(c) of the NYBCL provides that a corporation may indemnify its directors and officers in relation to an action by or in the right of the corporation to procure a judgment in its favor in similar circumstances to those described in the preceding paragraph against amounts paid in settlement and reasonable expenses, including attorney’s fees, actually and necessarily incurred by him or her in connection with the defense or settlement of such action, except that no indemnification shall be made in respect of a threatened action, or a pending action which is settled or otherwise disposed of, or any claim, issue or matter as to which such person is adjudged liable to the corporation unless a court determines that an indemnity is proper in the circumstances of the case.

Section 721 of the NYBCL provides that, in addition to indemnification provided in Article 7 of the NYBCL, a corporation may indemnify a director or officer by a provision contained in the certificate of incorporation or by-laws or by a duly authorized resolution of its shareholders or directors or by agreement, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action, or that such director or officer personally gained in fact a financial profit or other advantage to which he was not legally entitled.

Section 723 of the NYBCL specifies the manner in which payment of indemnification under Sections 722 and 721 of the NYBCL may be authorized by the corporation. It provides that a corporation shall indemnify a person who has been successful, on the merits or otherwise, in defending an action described in Section 722. In other circumstances, unless ordered by a court upon application of a director or officer under Section 724 of the NYBCL, indemnification as described above may only be made if it is authorized in each specific case. The board of directors can authorize indemnification, either acting as a quorum of disinterested directors based upon a determination that the applicable standard of conduct has been met or that indemnification is proper under the NYBCL, or based upon an opinion by independent legal counsel that indemnification is proper in the circumstances because the applicable standard of conduct has been met, or if the shareholders find that the applicable standard of conduct has been met.

Section 726 of the NYBCL permits the purchase and maintenance of insurance to indemnify (1) the corporation for any obligation which it incurs as a result of the indemnification of directors and officers under sections outlined above, (2) directors and officers in instances in which they may be indemnified by the corporation under such sections, and (3) directors and officers in instances in which they may not otherwise be indemnified by the corporation under such sections, provided the contract of insurance covering such directors and officers provides, in a manner acceptable to the New York State superintendent of insurance, for a retention amount and for co-insurance.

In addition, Section 402(b) of the NYBCL provides that a corporation’s Certificate of Incorporation may include a provision eliminating or limiting the personal liability of its directors to the corporation or its shareholders for damages for any breach of duty in such capacity, except liability if a judgment or final adjudication establishes that the director’s acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the NYBCL or liability if the act or omission occurred prior to the adoption of a provision authorized by this section. Our certificate of incorporation contains a provision explicitly authorizing a limitation on such liabilities as permitted by Section 402(b).

Pursuant to employment agreements with certain of our executives, we are obligated to indemnify each executive and hold the executive harmless against all costs, expenses (including, without limitation, fines, excise taxes and reasonable attorneys’ fees) and liabilities (other than settlements to which we do not consent, which consent shall not be unreasonably withheld) (collectively, “Losses”) reasonably incurred by the executive in connection with any claim, action, proceeding or investigation brought against or involving the executive with respect to, arising out of or in any way relating to the executive’s employment with us or service as an officer; provided, however, that we are not required to indemnify the executive for Losses incurred as a result of the executive’s intentional misconduct or gross negligence (other than matters where the executive acted in good faith and in a manner the executive reasonably believed to be in and not opposed to our best interests).  We also agreed to advance any and all expenses (including, without limitation, the fees and expenses of counsel) reasonably incurred by the executive in connection with any such claim, action, proceeding or investigation, provided the executive first enters into an appropriate agreement for repayment of such advances if indemnification is found not to have been available.

We maintain a directors’ and officers’ insurance policy.  The policy insures directors and officers against unindemnified losses arising from certain wrongful acts in their capacities as directors and officers and reimburses us for those losses for which we have lawfully indemnified the directors and officers.  The policy contains various exclusions, none of which apply to this offering.

ITEM 6.	EXHIBITS

A list of the exhibits required by Item 601 of Regulation S-K to be filed as part of this registration statement is set forth in the Exhibit Index on page II-6.

ITEM 17.	UNDERTAKINGS

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)           (i)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(j)           The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of New York, State of New York on November 25, 2009.

FREDERICK’S OF HOLLYWOOD GROUP INC.

By:	/s/ Thomas J. Lynch
	Name:	Thomas J. Lynch
	Title:	Chairman and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Lynch and Thomas Rende, and each of them, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement, any and all amendments thereto (including post-effective amendments), any subsequent Registration Statements pursuant to Rule 462 of the Securities Act of 1933, as amended, and any amendments thereto and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange  Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures		Title	Date

By:	/s/ Thomas J. Lynch	Chairman and Chief Executive Officer	November 25, 2009
	Thomas J. Lynch	(Principal Executive Officer)

By:	/s/ Thomas Rende	Chief Financial Officer (Principal	November 25, 2009
	Thomas Rende	Financial Officer and Principal
Accounting Officer) and Director

By:	/s/ Linda LoRe	President and Director	November 25, 2009
Linda LoRe

By:	/s/ Peter Cole	Director	November 25, 2009
Peter Cole

By:	/s/ John L. Eisel	Director	November 25, 2009
John L Eisel

By:	/s/ William F. Harley	Director	November 25, 2009
William F. Harley

By:	/s/ Michael Salberg	Director	November 25, 2009
Michael Salberg

By:	/s/ Joel Simon	Director	November 25, 2009
Joel Simon

By:	/s/ Milton J. Walters	Director	November 25, 2009
Milton J. Walters

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement or other similar agreement**

4.1	Specimen Common Stock Certificate(1)

4.2	Form of Certificate of Designation of Preferred Stock**

4.3	Form of Warrant**

4.4	Form of Indenture for Senior Debt Securities between the Registrant and Trustee to be designated*

4.5	Form of Indenture for Subordinated Debt Securities between the Registrant and Trustee to be designated*

5.1	Opinion of Graubard Miller*

10.1	Form of Securities Purchase Agreement or other similar agreement**

23.1	Consent of MHM Mahoney Cohen CPAs (The New York Practice of Mayer Hoffman McCann P.C.)*

23.2	Consent of 25 MAD LIQUIDATION CPA, P.C. (formerly known as Mahoney Cohen & Company, CPA, P.C.)*

23.3	Consent of Graubard Miller (included in its opinion filed as Exhibit 5.1)

24	Power of Attorney (set forth on signature page)

25	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee under an indenture***

*	Filed herewith.

**
To be filed, if applicable, subsequent to the effectiveness of this Registration Statement by an amendment to this Registration Statement or by incorporation by reference through a Current Report on Form 8-K filed in connection with an offering of securities.

***	To be filed subsequent to the effectiveness of this Registration Statement pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

(1)	Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K, dated January 28, 2008, and filed with the SEC on February 1, 2008.